As filed with the Securities and Exchange Commission on August 30, 2011

Registration No. 333-171284

Registration No. 333-152953

Registration No. 333-145538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FNDS3000 Corp.

(Exact name of Registrant as specified in its charter)

Delaware	51-0571588
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4651 Salisbury Road, Suite 533, Jacksonville, Florida 32256; (904) 273-2702

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2010 EQUITY COMPENSATION PLAN

2008 INCENTIVE STOCK PLAN

2007 INCENTIVE STOCK PLAN

Incorp Services, Inc.

One Commerce Center

1201 Orange Street, #600

Wilmington, DE 29899

(800) 246-2677

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer  ☐        Accelerated filer  ☐        Non-accelerated filer  ☐        Smaller Reporting Company  ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post Effective Amendment”) relates to the following Registration Statements of FNDS3000 Corp., a Delaware corporation (together with its predecessors in interest, the “Company”) on Form S-8 (each a “Registration Statement” and, collectively, the “Registration Statements”):

•	Registration Statement No. 333-171284, registering 2,000,000 shares of Common Stock for issuance under the 2010 Equity Compensation Plan.

•	Registration Statement No. 333-152953, registering 3,000,000 shares of Common Stock for issuance under the 2008 Incentive Stock Plan.

•

Registration Statement No. 333-145538, registering 2,000,000 shares of Common Stock for issuance under the 2007 Incentive Stock Plan (and such further shares as may have been registered pursuant to Rule 416(a)).

The Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. Accordingly, the Company is filing this Post-Effective Amendment No. 1 (as to Registration Statement No. 333-171284), Post-Effective Amendment No. 1 (as to Registration Statement No. 333-152953) and Post-Effective Amendment No. 1 (as to Registration Statement No. 333-145538) to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements, and in accordance with the undertakings of the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

Signature(s)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, in the State of Florida, on August 30, 2011.

FNDS3000 Corp.

By:	/s/ Raymond L. Goldsmith
Raymond L. Goldsmith Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Raymond L. Goldsmith	Chief Executive Officer, President and Chairman (Principal Executive Officer)	August 30, 2011
Raymond L. Goldsmith

/s/ Joseph F. McGuire	Chief Financial Officer, Chief Accounting Officer (Principal Financial Officer) (Principal Accounting Officer)	August 30, 2011
Joseph F. McGuire

/s/ Pierre Besuchet	Director	August 30, 2011
Pierre Besuchet

/s/ Michele Di Mauro	Director	August 30, 2011
Michele Di Mauro

/s/ Derek Mitchell	Director	August 30, 2011
Derek Mitchell